EXHIBIT 32

15
SECTION 1350 CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. § 1350, that:

1. The accompanying Annual Report on Form 10-K for the year ended December 31, 2017, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the accompanying Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2018	/s/ Kristine A. Glancy
Kristine A. Glancy
President and Chief Executive Officer
(principal executive officer)

Dated: March 15, 2018	/s/ Jeffrey A. Jagerson
Jeffrey A. Jagerson
Vice President of Finance and Chief Financial Officer
(principal accounting and financial officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Annual Report on Form 10-K or as a separate disclosure document.

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.